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                                                                    Exhibit 10.7

                            INDEMNIFICATION AGREEMENT

          AGREEMENT, effective as of [DATE], between EMC Corporation, a Massachusetts corporation (the "Company"), and [NAME] (the "Indemnitee").

          WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

          WHEREAS, the Indemnitee is a director or officer of the Company;

          WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today's environment;

          WHEREAS, the Amended and Restated By-Laws of the Company (the "By-Laws") require the Company to indemnify its directors and officers against all liabilities or expenses incurred by any director or officer in connection with the defense or disposition of any action, suit or other proceeding to the extent legally permissible and authorize the Company to advance expenses incurred in connection with any such defense or disposition, in each case in accordance with the provisions of the By-Laws, and the Indemnitee has been serving and continues to serve as a director or officer of the Company in part in reliance on such By-Laws;

          WHEREAS, in recognition of the Indemnitee's need for substantial protection against personal liability in order to ensure the Indemnitee's continued service to the Company in an effective manner, and the Indemnitee's reliance on the aforesaid By-Laws, and in part to provide the Indemnitee with specific contractual assurance that the protection promised by such By-Laws will be available to the Indemnitee, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee in accordance with the By-Laws to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement;

          NOW, THEREFORE, in consideration of the premises and of the Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Basic Indemnification Arrangement.

          (a) In accordance with the provisions of the Massachusetts Business Corporation Law and the By-Laws, the Company shall, to the extent legally

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permissible, indemnify the Indemnitee against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by the Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which the Indemnitee may be involved or with which the Indemnitee may be threatened, while in office or thereafter, by reason of the Indemnitee being or having been a director or officer of the Company, except with respect to any matter as to which the Indemnitee shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that the Indemnitee's action was in the best interests of the Company (the Indemnitee serving another organization at the request of the Company as director, officer or trustee, provided the Indemnitee shall have acted in good faith in the reasonable belief that the Indemnitee's action was in the best interests of such other organization, to be deemed as having acted in such manner with respect to the Company) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by the Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Company, after notice that it involves such indemnification: (i) by a disinterested majority of the directors then in office; or (ii) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that the Indemnitee appears to have acted in good faith in the reasonable belief that the Indemnitee's action was in the best interests of the Company; or (iii) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer.

          (b) If so requested by the Indemnitee in writing, the Company shall promptly advance (but in no event more than five (5) business days after receiving such request) any and all expenses, including counsel fees, reasonably incurred by the Indemnitee in connection with the defense or disposition of any such action, suit or other proceeding ("Expenses"), to the Indemnitee (an "Expense Advance") upon receipt by the Company of an undertaking by the Indemnitee in form reasonably satisfactory to the Company to repay the Expense Advance if the Indemnitee shall be adjudicated not to be entitled to indemnification in accordance with the provisions of the Massachusetts Business Corporation Law and the By-Laws.

     2. Liability for Other Expenses. The Company shall be liable to and shall pay the Indemnitee for any and all expenses (including attorneys' fees) which are reasonably incurred by the Indemnitee in connection with any action brought by the Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or By-law now or hereafter

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in effect relating to indemnification and/or (ii) recovery under any directors'
and officers' liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be. If requested by the Indemnitee in writing, the Company shall promptly advance (but in no event more than five (5) business days after receiving such request) any such expenses to the Indemnitee.

     3. Partial Indemnity, Etc. If the Indemnitee is entitled under any provision of this Agreement to indemnification or payment by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of any threatened, pending or completed action, suit or proceeding but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify or pay the Indemnitee for the portion thereof to which the Indemnitee is entitled.

     4. Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the By-Laws or the Massachusetts Business Corporation Law or otherwise. To the extent that a change in the Massachusetts Business Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the By-Laws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

     5. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

     6. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     7. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

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     8.   No Duplication of Payments. The Company shall not be liable under this
Agreement to make any payment in connection with any claim made against the Indemnitee in connection with any threatened, pending or completed action, suit or proceeding to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

     9. Notice. All notices, requests, consents or other communications under this Agreement shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by overnight prepaid courier, or by facsimile (receipt confirmed) to:

     if to the Company:        EMC Corporation
                               176 South Street
                               Hopkinton, MA 01748
                               Attention: Office of the General Counsel
                               Facsimile: (508)497-6915

     if to the Indemnitee:     [             ]
                               [             ]
                               [             ]
                               Attention: [      ]
                               Facsimile: [      ]

All such notices, requests, consents and other communications shall be deemed to have been duly delivered and received three (3) days following the date on which mailed, or one (1) day following the date mailed if sent by overnight courier, or on the date on which delivery by hand or by facsimile transmission.

     10. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

     11. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to

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the fullest extent permitted by law.

     12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                          EMC CORPORATION


                                          By _____________________________
                                             Name:
                                             Title:

                                             _____________________________
                                                       [Indemnitee]

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